UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2014

_______________________________

Cortronix Biomedical Advancement Technologies, Inc.

(Exact name of registrant as specified in its charter)

_______________________________

Nevada	000-53700	98-0515701
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

8200 N.W. 41st Street, Suite 145B, Doral, FL 33166

(Address of Principal Executive Offices) (Zip Code)

(786) 859-3585
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer(s)

Effective September 30, 2014, Mr. Yoel Palomino resigned as the President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of Cortronix Biomedical Advancement Technologies, Inc. (the “Company”). Mr. Jorge Saer resigned as the Companies Chief Technology Officer.

Appointment of Officer

Effective upon Mr. Palomino’s resignation, the Board of Directors of the Company (the “Board”) appointed Mr. Richard A. Hull to serve as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.  Richard Hull has over 25 years of experience working with public companies. He is the founder and Managing Member of Maplehurst Investment Group, LLC a Miami Based Investment Company. Prior to founding Maplehurst, Mr. Hull was the Chief Operating Officer of Defiance Capital, LLC a Hedge Fund Manager based in New York City.

Mr. Hull currently holds no other positions with the Company.  There is no arrangement or understanding pursuant to which Mr. Hull was appointed as the President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company.  Mr. Hull has no family relationships with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers.  There is no material plan, contract or arrangement (whether or not written) to which Mr. Hull is a party or in which he participates that is entered into or material amendment in connection with the Company’s appointment of Mr. Hull, or any grant or award to Mr. Hull or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Hull.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Appointment of Directors

Effective September 30, 2014, the Board appointed Mr. Hull as a member of the Board.  There is no arrangement or understanding pursuant to which Mr. Hull was appointed as a director of the Company.  It is contemplated that Mr. Hull may serve on certain committees of the Board, but no such committee appointments have been made at this time.  There is no material plan, contract or arrangement (whether or not written) to which Mr. Hull is a party or in which he participates that is entered into or material amendment in connection with the Company’s appointment of Mr. Hull, or any grant or award to Mr. Hull or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Hull.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.   Mr. Hull’s professional history is noted above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cortronix Biomedical Advancement Technologies, Inc.

By:	/s/ Richard Hull
Name:	Richard Hull
Title:	Chief Executive Officer, President, Secretary and Treasurer and Director

Date: September 30, 2014